Exhibit 99.1

China Power Equipment Reports Higher Revenues and Net Income

XI'AN, China, March 31, 2010 /PRNewswire-Asia-FirstCall/ -- China Power Equipment, Inc. ("China Power Equipment" or the "Company") (OTC Bulletin Board:CPQQ.ob - News), the manufacturer of a new generation of energy saving electric transformers and transformer cores in the People's Republic of China, today reported higher revenues and net income for the year ended December 31, 2009.

    Year 2009 Highlights

●	Net revenues increased 154.0% to $23.87 million in 2009 from $9.39 million in 2008.
●	Gross profit increased 143.1% to $5.70 million in 2009 from $2.34 million in 2008.
●	Net income increased 190.0% to $4.22 million in 2009 from $1.46 million in 2008.
●	Diluted earnings per common share decreased 357.1% to $(0.32) per share in 2009 from $(0.07) per share in 2008, mainly due to a deemed dividend from the beneficial conversion feature of preferred stock and higher average common shares outstanding.

Net revenues increased $14.47 million or 154.0 percent to $23.87 million for the year ended December 31, 2009 from $9.39 million in the year 2008, mainly due to higher volumes of amorphous alloy cores and transformers sold. Net income increased $2.76 million or 190.0 percent to $4.22 million in 2009 from $1.46 million in 2008, mainly due to the higher revenues and continuing good control of expenses. Diluted earnings per share decreased 357.1 percent to $(0.32) per common share in 2009 from $(0.07) per share in 2008, mainly due to a deemed dividend from the beneficial conversion feature of preferred stock and higher average common shares outstanding that increased 35.1 percent in 2009 from 2008.

Mr. Yong Xing Song, Chairman of the Board of China Power Equipment, said, "Our strong increases in revenues and net income for the year 2009 reflect the high demand in the Chinese market for our energy-efficient amorphous alloy electric transformer equipment."

Looking at the company's products, revenues from amorphous alloy cores were up $10.84 million or 202.1 percent to $16.21 million in 2009 from $5.37 million in 2008. Revenues from amorphous alloy transformers were up $4.05 million or 115.4 percent to $7.56 million in 2009 from $3.51 million in 2008. Revenues from traditional silicon steel transformers and cores were down $0.42 million or (81.1) percent to $0.10 million in 2009 from $0.52 million in 2008 because the Company exited that business entirely in 2009.

To help fulfill the large increase in customers' orders for amorphous alloy transformers and cores, the Company subcontracted out some of the production to another manufacturer in 2009.

Operating expenses remained under good control, with its gross profit margin declining just 1 percentage point to 23.9 percent in 2009 from 24.9 percent in 2008 on somewhat higher prices for its primary raw material. The Company's operating profit margin increased to 18.9 percent in 2009 from 16.7 percent in 2008.

Total other income increased $0.32 million or 197.4 percent to $0.48 million in 2009 from $0.16 million in 2008, mainly due to higher consulting income for technical support work performed in 2009 that was not offered in 2008 and due to lower interest expense on lower average borrowings in 2009 compared with 2008. The Company's effective income tax rate was down a little to 15.3 percent in 2009 from 15.7 percent in 2008.

As a result, China Power Equipment's net income increased $2.76 million or 190.0 percent to $4.22 million in 2009 from $1.46 million in 2008. Its net profit margin improved to 17.68 percent in 2009 from 15.50 percent in 2008.

Net cash flow provided by operating activities was $5.38 million in 2009, net cash flow used in investing activities was $(2.51) million, mostly in support of capacity expansion, and net cash flow provided from financing activities was $4.94 million, with nearly all of that provided by the net proceeds the Company received from issuing preferred stock in 2009. Adding in a small cash flow benefit due to foreign currency exchange rate changes, China Power Equipment's net cash flow in 2009 resulted in a net increase in cash of $7.81 million. The Company's cash outstanding on December 31, 2009 was $8.88 million.

The Company's debt leverage at yearend 2009 was very modest at 0.3 percent, since it had only one small interest-bearing note payable.

Mr. Song continued, "I believe our results in 2009 represent a very good performance in a very high growth year. With our good cash position, internal cash generation, modest debt leverage, and financing flexibility, we believe we have sufficient financial strength to continue to invest in new product development, capacity expansion, and working capital to support good sales growth in our amorphous alloy cores and amorphous alloy transformers."

Mr. Song continued, "We expect that a new source of amorphous alloy strip will soon be available from Beijing Advanced Technology & Science Materials Co., Ltd. ("AT&M"). We have signed an agreement with AT&M in which we have been given priority to purchase amorphous alloy strip products.

"In September 2009, AT&M completed their test production of amorphous alloy strip, using their facility that has an annual capacity of 10,000 metric tons. We have used some of AT&M's test strip to manufacture test cores and transformers and are pleased to be the first company to do so. Our test cores and transformers are permitting electric power grid organizations and other transformer makers to test and to validate that our cores and transformers using AT&M's amorphous alloy will perform as expected, are essentially equivalent in quality and performance to production that uses Hitachi's amorphous alloy, and are qualified for production purchases. We believe that this second source for amorphous alloy strip, when approved for production, is likely to help alleviate the raw material constraint that has been a concern in the global transformer industry. AT&M's alloy is likely to be quite cost competitive and may accelerate the use of amorphous alloy transformers by China's electric power grid companies."

Mr. Song concluded, "China's economic outlook continues to be encouraging, and China's adoption of amorphous alloy electric transformers in both urban and rural areas appears to be increasing at an increasing rate. As a result, we believe that the high demand for amorphous alloy cores and transformers should continue for several years."

    Financial statements follow.
China Power Equipment, Inc.
Consolidated Statements of Operations

	Year Ended December 31,
	2009	2008
Revenue, net	$23,866,239	$9,394,491
Cost of goods sold	(18,167,768)	(7,050,739)
Gross profit	5,698,471	2,343,752

Operating expenses:
Selling, general, and administrative
expenses	1,170,932	779,350
Stock-based compensation	25,697	--
Total operating expenses	1,196,629	779,350
Net income from operations	4,501,842	1,564,402

Other income (expenses)
Gain on investment	89,755	67,505
Other income	393,224	279,436
Interest income	12,902	3,119
Interest expense	(14,268)	(188,110)
Total other income	481,613	161,950
Net income before income taxes	4,983,455	1,726,352
Income taxes	763,455	270,559
Net income	$4,220,000	$1,455,793

Deemed dividend from beneficial
conversion feature of preferred stocks	(9,045,005)	(2,193,483)
Net loss applicable to common
shareholders	$(4,825,005)	$(737,690)

Loss per share - basic	$(0.32)	$(0.07)
Loss per share - diluted	$(0.32)	$(0.07)

Weighted average common shares
outstanding:
Basic	14,908,313	11,036,692
Diluted	14,908,313

The accompanying notes are an integral part of these consolidated financial statements.

China Power Equipment, Inc.
Consolidated Balance Sheets

	December 31, 2009	December 31, 2008
Assets
Current Assets
Cash	$8,883,188	$1,071,038
Accounts receivable, net	1,949,818	2,013,305
Advance to suppliers	--	771,407
Inventory, net (Note 3)	363,312	461,634
Prepaid expenses and other receivables	220,939	257,700
Total Current Assets	11,417,257	4,575,084

Related party receivables (Note 11)	731	97,248
Property, plant and equipment, net (Note 4)	4,593,068	3,116,422
Intangible assets, net (Note 6)	391,513	220,742
Long-term investment (Note 5)	282,897	236,384
Deposit on contract rights (Note 12)	1,316,328	1,313,064
Deposit for purchase of equipment	767,858	--
Prepaid capital lease (Note 9)	111,482	116,694
Total Assets	$18,881,134	$9,675,638

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$549,065	$710,480
Accrued liabilities and other payables	395,486	409,040
Advance from customers	32,760	142,156
Lease payable - current portion (Note 9)	2,156	1,944
Note payable (Note 8)	58,503	58,358
Value-added tax payable	219,398	64,686
Income taxes payable (Note 7)	365,751	235,262
Related party payable (Note 11)	1,170	1,167
Total Current Liabilities	1,624,289	1,623,093

Long-term Liabilities
Lease payable - non current portion (Note 9)	115,463	117,327
Total Long-term Liabilities	115,463	117,327

Stockholders' Equity
Series B convertible preferred stock,
$0.001 par value, 5,000,000 shares authorized,
4,166,667 shares and Nil issued and
outstanding at December 31, 2009 and 2008	4,167	--
Common stock: par value $0.001 per
share, 100,000,000 shares authorized;
14,908,313 shares issued and
outstanding at December 31, 2009 and 2008	14,908	14,908
Additional paid-in capital	21,182,026	7,176,041
Statutory surplus reserve fund (Note 10)	642,819	202,665
Retained earnings (Accumulated deficit)	(5,728,130)	(462,971)
Accumulated other comprehensive income	1,025,592	1,004,575
Total stockholders' equity	17,141,382	7,935,218
Total Liabilities and Stockholders' Equity	$18,881,134	$9,675,638

 The accompanying notes are an integral part of these consolidated financial statements.

China Power Equipment, Inc.
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2009	2008
Cash Flows from Operating Activities
Net income	$4,220,000	$1,455,793
Adjustments to reconcile net income
to net cash:
Depreciation and amortization
expense	249,592	232,607
Stock-based compensation	25,697	--
Provision of bad debts	90,594	40,467
Provision of impairment loss of
advance to suppliers	--	107,885
Gain on investment	(89,755)	(67,505)
Changes in operating assets and
liabilities:
Accounts receivable	(22,138)	(210,710)
Advance to suppliers	772,909	83,518
Inventory	99,416	(92,297)
Prepaid expenses and other
receivables	37,380	17,051
Accounts payable	(163,094)	(442,875)
Accrued expenses and other payables	(14,558)	(39,973)
VAT tax payable	154,468	(36,449)
Income taxes payable	129,834	105,293
Advance from customers	(109,690)	(17,473)
Net cash provided by (used in)
operating activities	5,380,655	1,135,332

Cash Flows from Investing Activities
Acquisitions of property, plant, and
equipment	(18,422)	(49,266)
Addition in construction in progress	(1,620,844)	--
Acquisitions of intangible assets	(219,270)	--
Deposit for purchase of equipment	(767,445)	--
Repayment from related parties	72,913	65,724
Dividend from equity interest
subsidiary	43,854	71,816
Net cash provided by (used in)
investing activities	(2,509,214)	88,274

Cash Flows from Financing Activities
Principal payments on capital lease	(1,948)	(1,731)
Repayment to related parties	--	(186,575)
Proceeds from issuing preferred stock	4,939,450	--
Repayment to short-term loans	--	(1,098,783)
Net cash provided by (used in)
financing activities	4,937,502	(1,287,089)

Effect of exchange rate changes on
cash and cash equivalents:	3,207	60,626
Increase (decrease) in cash and cash equivalents	7,812,150	(2,857)
Cash and cash equivalents, beginning of period	1,071,038	1,073,895
Cash and cash equivalents, end of period	$8,883,188	$1,071,038

Supplemental disclosure of cash flow
information
Interest paid in cash	$14,268	$188,110
Income taxes paid in cash	$633,621	$165,265

Non-cash investing and financing activities:
Issuance of stocks for advance from investor	$--	$100,000
Reclass long-term investment to
advance to suppliers	$--	$706,823
Conversion of preferred stock to common stock	$--	$93
Construction in progress in lieu of
repayment from related party	$23,794	$--

The accompanying notes are an integral part of these consolidated  financial statements.

China Power Equipment, Inc.
Consolidated Statements Of Stockholders' Equity

					Additional
	Preferred Stock		Captal Stock		Paid-in
	Shares	Amount	Shares	Amount	Capital

BALANCE, JANUARY 1, 2008	92,500	$93	10,451,613	$10,452	$4,886,921
Conversion of
Series A preferred
stock	(92,500)	(93)	4,021,900	4,022	(3,929)
Deemed dividend on
preferred stock	--	--	--	--	2,193,483
Issuance of common
stock	--	--	434,800	434	99,566
Transfer to
statutory reserve	--	--	--	--	--
Comprehensive
income:
Net income	--	--	--	--	--
Foreign currency
translation
adjustment	--	--	--	--	--
Total comprehensive income
BALANCE, DECEMBER 31, 2008	--	--	14,908,313	14,908	7,176,041
Issuance of
preferred stock	4,166,667	4,167	--	--	4,935,283
Deemed dividend on
preferred stock	--	--	--	--	9,045,005
Stock-Based
Compensation	--	--	--	--	25,697
Transfer to
statutory reserve	--	--	--	--	--
Comprehensive
income:
Net income	--	--	--	--	--
Foreign currency
translation
adjustment	--	--	--	--	--
Total comprehensive income
BALANCE, DECEMBER 31, 2009	4,166,667	$4,167	14,908,313	$14,908	$21,182,026

The accompanying notes are an integral part of these consolidated financial statements.

China Power Equipment, Inc.
Consolidated Statements Of Stockholders' Equity

	Statutory	Retained	Accumulated Other	Total
	Surplus Reserve	Earnings (Accumulated deficit)	Comprehensive Income (Loss)	Stockholders' Equity

BALANCE, JANUARY 1, 2008	$38,629	$438,755	$585,381	$5,960,231
Conversion of Series A
preferred stock	--	--	--	--
Deemed dividend on
preferred stock	--	(2,193,483)	--	--
Issuance of common stock	--	--	--	100,000
Transfer to statutory
reserve	164,036	(164,036)	--	--
Comprehensive income:
Net income	--	1,455,793	--	1,455,793
Foreign currency
translation adjustment	--	--	419,194	419,194
Total comprehensive income	1,874,987
BALANCE, DECEMBER 31, 2008	202,665	(462,971)	1,004,575	7,935,218
Issuance of preferred
stock	--	--	--	4,939,450
Deemed dividend on
preferred stock	--	(9,045,005)	--	--
Stock-Based Compensation	--	--	--	25,697
Transfer to statutory
reserve	440,154	(440,154)	--	--
Comprehensive income:
Net income	--	4,220,000	--	4,220,000
Foreign currency
translation adjustment	--	--	21,017	21,017
Total comprehensive income	4,241,017
BALANCE, DECEMBER 31, 2009	$642,819	$(5,728,130)	$1,025,592	$17,141,382

The accompanying notes are an integral part of these consolidated  financial statements.

About China Power Equipment, Inc.

China Power Equipment, Inc., is a U.S. corporation, which through its wholly-owned subsidiary, An Sen (Xi'an) Power Science & Technology Co., Ltd. and its affiliated operating company, Xi'an Amorphous Zhongxi Co., Ltd., designs, manufactures, and distributes amorphous alloy transformer cores and amorphous alloy core electricity transformers in the People's Republic of China. The company currently manufactures 59 different products, primarily amorphous alloy cores and amorphous alloy core transformers.

Safe harbor

Certain statements in this release concerning our future growth prospects are forward-looking statements, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the success of our investments, risks and uncertainties regarding fluctuations in earnings, our ability to sustain our previous levels of profitability including on account of our ability to manage growth, intense competition, wage increases in China, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, our ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China.

Additional risks that could affect our future operating results are more fully described in our filings with United States Securities and Exchange Commission. These filings are available at www.sec.gov.

We may, from time to time, make additional written and oral forward- looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

For more information on China Power Equipment please visit our website at http://www.chinapower-equipment.com ..

    For more information, please contact:

    China Power Equipment, Inc.
     Phone: 646-623-6999 in the USA
     Email: xa-fj@xa-fj.com
    or

    Christensen

     Mr. Yuanyuan Chen (English and Chinese)
     Mobile: 139-2337-7882 in Beijing
     Email:  ychen@christensenir.com

     Mr. Tom Myers (English)
     Mobile: 139-1141-3520 in Beijing
     Email:  tmyers@christensenir.com

     Ms. Kathy Li (English and Chinese)
     Telephone 212-618-1978 in the USA
     Email:  kli@christensenir.com